UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   July 13, 2020

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800

Registrant's telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore are omitted.

Item 1.01 Entry into a Material Definitive Agreement and

Item 2.03 Creation of a Direct Financial Obligation.

On July 13, 2020, U.S. Premium Beef, LLC ("USPB"), and CoBank, ACB ("CoBank"), entered into a Credit Agreement, Amended and Restated Revolving Term Promissory Note ("Promissory Note"), and an Affirmation of Pledge Agreement.  The Credit Agreement, Amended and Restated Revolving Term Promissory Note, and Affirmation of Pledge Agreement replace, amend and restate the arrangements between CoBank and USPB contained in that certain Master Loan Agreement, Revolving Term Loan Supplement to the Master Loan Agreement, Pledge Agreement, and Security Agreement dated July 26, 2011, as amended (the "Prior Agreements.").  (The Prior Agreements carried a "Term Expiration Date" of June 30, 2020, but on June 24, 2020, CoBank unilaterally extended the Term Expiration Date under USPB's Amended and Restated Revolving Term Supplement from June 30, 2020 up to and including August 31, 2020.)

            The Credit Agreement and the Amended and Restated Revolving Term Promissory Note provide for a $1 million Revolving Term Commitment.  That commitment carries a term of five years, maturing on June 30, 2025.  The Promissory Note defines Interest as equal to the One-Month LIBOR Index Rate or if LIBOR quotes are no longer available, CoBank will replace the LIBOR Index Rate with a replacement benchmark rate.  The other terms and conditions of the Master Loan Agreement and the Revolving Term Loan Supplement continue the terms and conditions of the Prior Agreements without material modifications.

            The Affirmation of Pledge Agreement provides CoBank with a first-priority security interest in USPB's Membership Interests in, and Distributions from, National Beef Packing Company, LLC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description
10.1	Credit Agreement between U.S. Premium Beef, LLC and CoBank, ACB, executed July 13, 2020

10.2	Amended and Restated Revolving Term Promissory Note between U.S. Premium Beef, LLC and CoBank, ACB executed July 13, 2020.

10.3	Affirmation of Pledge Agreement between U.S. Premium Beef, LLC and CoBank, ACB executed July 13, 2020.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville
Stanley D. Linville
Chief Executive Officer

Date:   July 16, 2020

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